U.S. SECURITIES AND EXCHANGE COMMISSION Washington D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934 Date of Report: March 6, 2006

WORLD WIDE MOTION PICTURES CORPORATION (Name of small business issuer in its charter)
MICHIGAN (State or other jurisdiction incorporation or organization)	0-27454 (Commission File No.)	33-0081215 (I.R.S. Employer Identification No.)
2120 MAIN STREET, SUITE 180 HUNTINGTON BEACH, CA 92648 (Address of principal executive offices, including Zip Code) (714) 960-7264 (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

(a)-(d) The Company and Buckeye Ventures Inc. ("Buckeye") and certain subsidiaries and shareholders of Buckeye closed on the proposed Share Exchange (reverse acquisition) Agreement dated October 14, 2005, and reported in the Company's 8-K filed October 18, 2005, which is hereby incorporated by reference. This transaction concluded on February 22, 2006, with pursuant agreements effective March 1, 2006. As a result, all of the shareholders of Buckeye exchanged their shares of Buckeye for more than eighty percent (80%) of the outstanding shares of the Company. Buckeye became a wholly owned subsidiary of the Company and the Buckeye shareholders became the controlling shareholders of the Company.

As a result of the Share Exchange, the outstanding shares of common stock of the Company increased from 26,070,152 to 98,185,000. The outstanding shares of the Company's preferred stock increased from 196,217 to 993,086. The number of shares authorized to issue remains at 100,000,000 common stock and 1,000,000 preferred. In order to facilitate the Share Exchange, certain significant shareholders, in addition to their existing Rule 144 sale of stock restrictions, have signed agreements in accordance with all applicable law, further restricting the sale of their common stock shares for a total period of 24 months. The pertinent provisions of these agreements limit the shareholder to the sale of 5,000 shares per seven day period and no sales at less than a market price of $0.25. Under certain conditions, for example a merger or reorganization of the Company, 70% of the Board of Directors of the Company or 70% of the outstanding individual shareholders may waive these restrictions. The total of such restricted shares is 83,608,000 .

The Company will continue its existing business as an independent subsidiary of Buckeye. The closing of the Share Exchange (reverse acquisition) follows the consummation of all due diligence procedures and shareholder approval, including written consent of shareholders representing 68.39% of outstanding shares. Regarding this transaction, the Company filed a 14F1 information statement on December 22, 2005, and a Definitive 14C information statement on January 27, 2006, which give further details of the plan of acquisition, and which are hereby incorporated by reference. The 14F1 and 14C were mailed to all shareholders of record on February 1, 2006. There were no dissenting shareholders. The Company's latest 10KSB, for the year ended December 31, 2004, which was filed March 30, 2005, and the Company's 10QSB for the third quarter of 2005, which was filed November 14, 2005, are also hereby incorporated by reference.

(e) Not applicable
(f) Not applicable

Item 3.02 Unregistered Sales of Equity Securities.

Relative to the acquisition described in 2.01 of this document, which is hereby incorporated by reference, Buckeye shareholder Alan Mintz was issued from the Company a total of 36,057,424 restricted shares of the Company's common stock securities with a par value of $.001 and 398,435 shares of the Company's preferred stock securities with a par value of $.01; and Buckeye shareholder Larry Weinstein was issued from the Company a total of 36,057,424 restricted shares of the Company's common stock securities with a par value of $.001 and 398,434 shares of the Company's preferred stock securities with a par value of $.01; these securities were issued as part of a tax exempt share exchange for all outstanding shares of Buckeye and $80,000 in cash. The Company claims exemption under Section 4(2) of the Securities Act. Relative to this transaction, the Company's 14F1 filed December 22, 2005, and Definitive 14C filed January 27, 2006, are hereby incorporated by reference. The Company's latest 10KSB, for the year ended December 31, 2004, which was filed March 30, 2005, and the Company's 10QSB for the third quarter of 2005, which was filed November 14, 2005, are also hereby incorporated by reference.

Item 5.01 Changes in Control of Registrant.

(a) Pursuant to the acquisition described in 2.01 of this document, which is hereby incorporated by reference, there was a change in control of the Company. Buckeye Ventures, Inc., now beneficially owns 79,792,001 restricted shares of the Company's common stock (81% of outstanding), as follows: Alan Mintz now beneficially owns 39,896,001 restricted shares of the Company's common stock (40.6% of outstanding), and Larry Weinstein now beneficially owns 39,896,000 restricted shares of the Company's common stock (40.6% of outstanding). There was no majority shareholder prior to the transaction; Paul D. Hancock, the founder of the Company and President/CEO of the Company prior to the acquisition transaction, had held the largest number of common shares outstanding (41.6%) prior to the transaction.

Relative to this transaction, the Company's 14F1 dated December 22, 2005, and Definitive 14C dated January 27, 2006, are hereby incorporated by reference, with particular attention directed to the sections of the 14F1 entitled, "General" and "Changes in Control" and the sections of the 14C entitled, "Summary Term Sheet" and "Change in Control." The Company's latest 10KSB, for the year ended December 31, 2004, which was filed March 30, 2005, and the Company's 10QSB for the third quarter of 2005, which was filed November 14, 2005, are also hereby incorporated by reference.

(b) Not applicable.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Not applicable

(b) Resignations. Relative to the acquisition described in 2.01 of this document, and effective on the effective date of the closing of the transaction, the Company's CEO and President, Paul D. Hancock, resigned as CEO and President of the Company and was named CEO and President of the Company's entertainment subsidiary and remains on the Company's Board of Directors; the Company's Chief Financial Officer and Executive Vice President, A. Robert Sobolik, resigned; Company Vice Presidents George T. Lindsey, John R. Woodward, and James Aitken resigned. Concurrently, Charles Bailey resigned as Chairman of the Board; Larry Epstein resigned as Secretary of the Company's Board, but remains a director on the Board; James Aitken resigned as Chairman of the Finance Committee, but remains a director on the Company's Board; the following directors of the Company resigned: Charles Bailey, A. Robert Sobolik, John R. Woodward, George T. Lindsey, John D. Foley, Robert E. Capps, Jr., Lewis O'Neil, Benjamin Whitfield, Jr., Alex Trebek, Shirley M. Curtis, Robert Lisnow, Fred Baron, Charles Newirth, and Linda Fausey. Concurrently, all of the resigning directors of the Company were named to the board of directors of the Company's entertainment subsidiary.
The Company's 14F1 filed December 22, 2005, and Definitive 14C filed January 27, 2006, are hereby incorporated by reference, with particular attention directed to the section of the 14F1 entitled, "General," and to the section of the 14C entitled, "Change in Control."

(c) New Officers. Relative to the acquisition described in 2.01 of this document and the change in control described in 5.01 of this document, and effective on the effective date of the closing of the transaction, the Company named Alan Mintz CEO and Chairman of the Board of Directors.

During the past two years, Mr. Mintz together with Larry Weinstein worked on the development of the business plan of Buckeye to consolidate small and mid sized local and regional and HVAC and plumbing contractors into a national conglomerate. Mr. Mintz has spent more than 35 years working in many areas of the HVAC industry, serving as an HVAC contractor for over 20 years and later served as a mergers and acquisitions consultant to the industry. Mr. Mintz was Western Regional Vice President for ARS, one of the first HVAC consolidators. He initiated Blue Dot Services for Northwestern Public Services where, as Senior Vice President, he acquired over 100 companies representing more than $500 million in annual revenue. He served as President of One Hour Air Conditioning, which was one of North America’s fastest growing HVAC franchise operations. Mr. Mintz owned and operated a minor league baseball team, was a Cleveland Indians marketing consultant and was appointed by United States Senator George Voinovich, then Mayor of Cleveland, Ohio, as President of Save Professional Baseball in Cleveland. Mr. Mintz is 56 years old.

Mr. Mintz does not hold any other directorships in any publicly reporting company, and Mr. Mintz does not have any family relationship with any other executive officer or director of the company, nor with any person nominated or chosen to become an executive officer or director of the Company. With the exception of Mr. Mintz's involvement with the acquisition transaction detailed in Item 2.01 of this form, and which is hereby incorporated by reference, Mr. Mintz has no direct or material interest in any transaction to which the Company was or is a party during the past two years, or in any proposed transaction to which the Company proposes to be a party. No member of Mr. Mintz's immediate family (including spouse, parents, children, siblings, and in-laws) has any direct or material interest in any transaction to which the Company was or is a party during the past two years, or in any proposed transaction to which the Company proposes to be a party.
Mr. Mintz has signed a four year contract with the company, which is then automatically renewable for successive one year periods unless cancelled by Mintz or the Company. Compensation terms have not yet been finalized, however Mr. Mintz's total salary package, inclusive of benefits, is expected not to exceed $150,000 per year.

(d) New Directors. Relative to the acquisition described in 2.01 of this document and the change in control described in 5.01 of this document, which are hereby incorporated by reference, and effective on the effective date of the closing of the transaction, the Company named the following new directors to the board: Alan Mintz, who was named Chairman; Larry Weinstein, who was named Secretary; Alfred Roach, Jr.; and Adam Taylor. In addition, current director Paul D. Hancock was named Vice Chairman.
With the addition of the new directors, the Company's Board of Directors now consists of the following individuals: Alan Mintz, Larry Weinstein, Alfred Roach, Jr., Adam Taylor, Paul D. Hancock, Larry Epstein and James Aitken.

Committee Assignments: Alan Mintz, Larry Weinstein and Paul D. Hancock have been named to the Executive Committee, of which Alan Mintz has been named Chairman; Alfred Roach, Jr., Larry Epstein and Adam Taylor have been named to the Audit Committee, of which Alfred Roach, Jr. has been named Chairman; Paul D. Hancock, Alfred Roach, Jr. and Larry Epstein have been named to the Finance Committee, of which Paul D. Hancock has been named Chairman; Adam Taylor, Larry Weinstein and Larry Epstein have been named to the Personnel & Compensation Committee, of which Adam Taylor has been named Chairman. Alan Mintz serves ex-officio on all Board Committees.

The Company has a letter of intent from Callahan/Roach & Garofalo, of which director Roach is a principal, and with which the Company intends to affiliate. Terms of this arrangement are yet to be determined. With the exception of the foregoing and Mr. Mintz and Mr. Weinstein's involvement in the acquisition detailed in Item 2.01 of this form, which is hereby incorporated by reference, no new director has any direct or material interest in any transaction to which the Company was or is a party during the past two years, or in any proposed transaction to which the Company proposes to be a party. No member of any new director's immediate family (including spouse, parents, children, siblings, and in-laws) has any direct or material interest in any transaction to which the Company was or is a party during the past two years, or in any proposed transaction to which the Company proposes to be a party.
The Company's 14F1 filed December 22, 2005, and Definitive 14C filed January 27, 2006, are hereby incorporated by reference, with particular attention directed to the sections of the 14F1 entitled, "General" and "Changes in Control" and to the section of the 14C entitled, "Change in Control."

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Impending amendment to the Articles of Incorporation. Pursuant to the acquisition described in 2.01 of this document, the name of the Company will be changed to "Buckeye Ventures, Inc." as soon as practicable.

(b) Not applicable. There is no change in fiscal year.

Item 8.01 Other Events

On March 1, 2006, the Company issued the press release attached hereto as Exhibit 99.1 announcing the closing of the Share Exchange (reverse acquisition).

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(a) As allowed in paragraph (a)(4) of this Item 9.01, financial statements required by this item will be filed within 75 days of the effective date of closing of the exchange transaction described in Item 2.01 of this form.
(b) As allowed in paragraph (b)(2) of this Item 9.01, pro forma financial information required by this item will be filed within 75 days of the effective date of closing of the exchange transaction described in Item 2.01 of this form.
(c) Not applicable.
(d) The following documents are filed herewith as an exhibit to this Form 8-K:

Exhibit 99.1 Press Release dated March 1, 2006

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WORLD WIDE MOTION PICTURES CORPORATION (Registrant)

Date: March 6, 2006	By: /s/ Paul D. Hancock Paul D. Hancock Vice Chairman

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press Release dated March 1, 2006